UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 13, 2008, KLA-Tencor Corporation ("KLA-Tencor") issued a news release announcing that its proposed acquisition of ICOS Vision Systems Corporation NV (Euronext: IVIS) is not subject to further review by any governmental authority regulating antitrust, competition or merger control matters in any jurisdiction. As a result, the closing condition to the bid relating to the antitrust review of the bid has now been satisfied.

The acceptance period for the tender offer is scheduled to end on Monday, May 19, 2008 at 4 p.m. (Central European Time). The bid price is EUR 36.50 for each share, EUR 32.76 for each 2002 warrant and EUR 5.60 for each 2007 option.

The transaction is expected to close in the second calendar quarter of 2008 but remains subject to the closing condition that the offer must be accepted by holders of at least 85% of ICOS's outstanding shares. In addition, the closing of the bid is subject to the conditions that ICOS must not distribute any new dividend to its shareholders prior to completion of the bid, as well as the absence of any material adverse change with respect to ICOS.

A copy of the news release issued by KLA-Tencor on May 13, 2008 concerning the satisfaction of the antitrust closing condition to the bid is filed herewith as Exhibit 99.1 and is incorporated herein by reference. References to any website in the release, including KLA-Tencor's website, do not incorporate by reference the information on any such website into this Current Report on Form 8-K, and KLA-Tencor disclaims any such incorporation by reference. In addition, references in the release to the prospectus relating to the tender offer do not incorporate by reference the information contained in such prospectus into this Current Report on Form 8-K, and KLA-Tencor disclaims any such incorporation by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.                        Description

        99.1        Text of news release issued by KLA-Tencor Corporation dated May 13, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: May 13, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of news release issued by KLA-Tencor Corporation dated May 13, 2008